Exhibit 99.1

FullCircle Registry, Inc.

OTCBB:  FLCR

161 Alpine Drive

Shelbyville, KY 40065

(502 410-4500

For Immediate Release

FullCircle Registry Announces Reduction of Outstanding Shares of Common Stock and Installs new Board Bember.

FullCircle’s Chairman and former CEO have surrendered 50% for their holdings to the company’s treasury

SHELBYVILLE, KENTUCKY (August 13, 2007) – FullCircle Registry, Inc. (OTCBB: “FLCR”) today announced that Alec Stone, Chairman, and Isaac Boutwell, former CEO and current Board Member, have each surrendered 50% of their personal share holdings to the company’s treasury.  In an effort to improve shareholder equity and stockholder confidence, these two directors and significant shareholders have together surrendered approximately 15 million shares.

“We believe that by returning a major portion of our holdings to the treasury we will show the investment community our commitment to and confidence in the future of FullCircle,” stated Alec Stone, Chairman of FullCircle Registry.

Stone also announced that FullCircle has installed Norman L. Frohreich, President of Norlander Information Services, Inc., to the Board of Directors.  Frohreich owns and operates his own consulting firm providing services to the business community.  Earlier this year Frohreich was retained by FullCircle to assist in our transition into the insurance agency business model.  Frohreich has participated in start-up or turn-around assignments with many companies in the past 35 years.  In addition, Frohreich currently consults with recreation vehicle manufacturers and dealerships in the United States.  Frohreich holds a degree in Economics from Purdue University with emphasis in financial management.  “I am excited to be able to assist and participate in FullCircle’s transition into the insurance industry,” said Frohreich.

Discussing the new directions of FullCircle, Trent Oakley, President and CEO stated, “Our new insurance agency business model is beginning to show promising results.  We have expanded on this concept and are in the process of acquiring additional agencies. We have begun developing the necessary infrastructure and staffing to facilitate the needs of the new business model.  FullCircle has aligned itself with several major insurance companies and has been provided licensing to sell those products. This new insurance venture has already demonstrated a potential for success and will show improved revenues in the September quarter.”

Oakley also stated that, “In addition, through our business alliance with AMPO II, Inc. and its large data base, we will have access to additional prospects that we can market our estate planning services, Medicare Supplement plans, Medicare Advantage plans, life insurance, annuities, and other financial services. We also believe that our Emergency Notification Company program and our medical information storage program, will provide a quality lead generation tool for our new agency force as we expand our exposure with our original core products. Demographically, these prospects are a perfect match for our new product offerings.”  Oakley added, “The intent in our new direction is to bundle all FullCircle products such that FullCircle Registry becomes a one-stop-shop for all insurance needs.  We have engaged our web master to begin making the necessary changes to our web pages.”

About FullCircle Registry, Inc.

FullCircle Registry is now an insurance agency with additional technology-based products that offers emergency document and medical information management to our consumers.  Through the use of coded customer ID’s and personal identification numbers, the system is designed to allow customers and/or medical personnel to quickly obtain critical information about specific medical needs.  FullCircle Registry is headquartered in Shelbyville, Kentucky, and its common stock trades on the OTC Bulletin Board under the symbol “FLCR”.  For additional information, please visit the company’s website at http://www.fullcircleregistry.com.

Except for the historical information contained herein, the statements in this announcement are forward-looking statements which involve risks and uncertainties that could cause actual results to differ material from those expressed in, or implied by, the forward-looking statements.  Factors that might cause such a difference include, but are not limited to, those relating to general economic conditions in the markets in which the companies operate; success in the development and market acceptance of new and existing products; dependence on suppliers, third-party manufacturers and channels of distribution; customer and product concentration; fluctuations in customer demand; maintaining access to external sources of capital; ability to execute management’s expansion; obtaining of necessary regulatory approvals; and other risk factors detailed from time to time in the companies’ filings with regulatory bodies.

For further information, please contact Trent Oakley of FullCircle Registry, Inc., 1-502-410-4500,

or fax, 1-502-964-8069,

info@fullcircleregistry.com

http://www.fulcircleregistry.com